Filed Pursuant to Rule 433
                                                         File No.: 333-121914-20

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  April 26th, 2006
Securitized Products Group       [LOGO OF MORGAN STANLEY]

--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,080,866,000
                                  Approximately

                         Morgan Stanley Home Equity Loan
                                  Series 2006-3

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

              IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED
                                EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  April 26th, 2006
Securitized Products Group       [LOGO OF MORGAN STANLEY]

--------------------------------------------------------------------------------

                          Approximately $1,080,866,000
                 Morgan Stanley Home Equity Loan, Series 2006-3

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                           HomEq Servicing Corporation
                     Wells Fargo Bank, National Association
                            JPMorgan Chase Bank, N.A.
                                    Servicers

                             Transaction Highlights
                             ----------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                    Modified
                                                                                    Duration
                                                                                       To
Offered                                 Expected Ratings        Avg Life to        Call(1)(3)      Payment Window To
Classes   Description   Balance(4)   (S&P / Fitch / Moody's)   Call(1)/Mty(2)     /_Mty (2)(3)      Call(1) / Mty(2)
----------------------------------------------------------------------------------------------------------------------
  A-1       Floater     447,220,000        AAA/AAA/Aaa          0.80 / 0.80       0.78 / 0.78       1 - 20 / 1 - 20
----------------------------------------------------------------------------------------------------------------------
  A-2       Floater     132,380,000        AAA/AAA/Aaa          2.00 / 2.00       1.89 / 1.89      20 - 28 / 20 - 28
----------------------------------------------------------------------------------------------------------------------
  A-3       Floater     184,880,000        AAA/AAA/Aaa          3.50 / 3.50       3.14 / 3.14      28 - 66 / 28 - 66
----------------------------------------------------------------------------------------------------------------------
  A-4       Floater     111,760,000        AAA/AAA/Aaa          6.89 / 8.48       5.68 / 6.61      66 - 88 / 66 - 195
----------------------------------------------------------------------------------------------------------------------
  M-1       Floater     41,486,000         AA+/AA+/Aa1          5.06 / 5.60       4.33 / 4.65      43 - 88 / 43 - 168
----------------------------------------------------------------------------------------------------------------------
  M-2       Floater     38,683,000          AA/AA/Aa2           4.99 / 5.51       4.27 / 4.58      41 - 88 / 41 - 161
----------------------------------------------------------------------------------------------------------------------
  M-3       Floater     22,425,000          AA/AA/Aa3           4.96 / 5.46       4.24 / 4.54      40 - 88 / 40 - 153
----------------------------------------------------------------------------------------------------------------------
  M-4       Floater     20,182,000          AA-/A+/A1           4.93 / 5.42       4.21 / 4.50      40 - 88 / 40 - 148
----------------------------------------------------------------------------------------------------------------------
  M-5       Floater     19,061,000           A+/A/A2            4.92 / 5.37       4.19 / 4.47      39 - 88 / 39 - 142
----------------------------------------------------------------------------------------------------------------------
  M-6       Floater     17,379,000           A/A-/A3            4.91 / 5.34       4.18 / 4.44      38 - 88 / 38 - 136
----------------------------------------------------------------------------------------------------------------------
  B-1       Floater     17,379,000        A-/BBB+/Baa1          4.89 / 5.28       4.10 / 4.33      38 - 88 / 38 - 129
----------------------------------------------------------------------------------------------------------------------
  B-2       Floater     15,697,000        BBB/BBB/Baa2          4.89 / 5.21       4.09 / 4.28      38 - 88 / 38 - 121
----------------------------------------------------------------------------------------------------------------------
  B-3       Floater     12,334,000        BBB-/BBB/Baa3         4.88 / 5.12       3.97 / 4.11      37 - 88 / 37 - 111
----------------------------------------------------------------------------------------------------------------------


--------------------------------------


             Initial
Offered   Subordination
Classes       Level         Benchmark
--------------------------------------
  A-1             21.85%   1 Mo. LIBOR
--------------------------------------
  A-2             21.85%   1 Mo. LIBOR
--------------------------------------
  A-3             21.85%   1 Mo. LIBOR
--------------------------------------
  A-4             21.85%   1 Mo. LIBOR
--------------------------------------
  M-1             18.15%   1 Mo. LIBOR
--------------------------------------
  M-2             14.70%   1 Mo. LIBOR
--------------------------------------
  M-3             12.70%   1 Mo. LIBOR
--------------------------------------
  M-4             10.90%   1 Mo. LIBOR
--------------------------------------
  M-5              9.20%   1 Mo. LIBOR
--------------------------------------
  M-6              7.65%   1 Mo. LIBOR
--------------------------------------
  B-1              6.10%   1 Mo. LIBOR
--------------------------------------
  B-2              4.70%   1 Mo. LIBOR
--------------------------------------
  B-3              3.60%   1 Mo. LIBOR
--------------------------------------

Notes:  (1)     Certificates are priced to the 10% optional clean-up call.
        (2)     Based on the pricing prepayment speed. See details below.
        (3)     Assumes pricing at par.
        (4)     Class sizes subject to a variance of plus or minus 5%.

Issuer:                          Morgan Stanley Home Equity Loan Trust 2006-3

Depositor:                       Morgan Stanley ABS Capital I Inc.

Originators:                     AIG Federal Savings Bank (through its
                                 Wilmington Finance division) (30.59%), Aegis
                                 Mortgage Corporation (19.88%), Meritage
                                 Mortgage Corporation (19.82%), ResMAE Mortgage
                                 Corporation (11.18%), Accredited Home Lenders,
                                 Inc. (9.22%), Lime Financial Services, Ltd.
                                 (5.06%) and First NLC Financial Services, LLC
                                 (4.24%)

Servicers:                       HomEq Servicing Corporation (40.63%), Wells
                                 Fargo Bank, National Association (40.29%) and
                                 JPMorgan Chase Bank, N.A. (19.08%)

Swap Counterparty:               Morgan Stanley Capital Services Inc.

Trustee and Swap
Administrator:                   Deutsche Bank National Trust Company

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Manager:                         Morgan Stanley & Co. Incorporated


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Rating Agencies:                 Standard & Poor's, Moody's Investors Service
                                 and Fitch Ratings.

Offered Certificates:            The Class A, M and B Certificates.

Class A Certificates:            The Class A-1, A-2, A-3 and A-4 Certificates.

Class M Certificates:            The Class M-1, M-2, M-3, M-4, M-5 and M-6
                                 Certificates.

Class B Certificates:            The Class B-1, B-2 and B-3 Certificates.

Expected Closing Date:           May 25, 2006 through DTC and Euroclear or
                                 Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                    May 1, 2006

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning June 26, 2006.

Final Scheduled Distribution
Date:                            For all Offered Certificates, the Distribution
                                 Date occurring in April 2036.

Minimum Denomination:            The Offered Certificates will be issued and
                                 available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                      For any Distribution Date, the calendar month
                                 preceding the month in which that Distribution
                                 Date occurs.

Interest Accrual Period:         The interest accrual period for the Offered
                                 Certificates with respect to any Distribution
                                 Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                 Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:              The Trust will consist of approximately
                                 $1,121.2 million of adjustable and fixed rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing Prepayment Speed:        o     Fixed Rate Mortgage Loans: CPR starting
                                       at approximately 4% CPR in month 1 and
                                       increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                                 o     ARM Mortgage Loans: 28% CPR

Credit Enhancement:              The Offered Certificates are credit enhanced
                                 by:

                                 1)    Net monthly excess cashflow from the
                                       Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                                 2)    3.60% overcollateralization (funded
                                       upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 7.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and

                                 3)    Subordination of distributions on the
                                       more subordinate classes of certificates
                                       (if applicable) to the required
                                       distributions on the more senior classes of certificates.

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the aggregate
                                 Certificate Principal Balance of the
                                 subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution
                                 Amount and all payments of principal from the Swap Account, if any, for such Distribution
                                 Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:                   The later to occur of:

                                 (x)   The earlier of:

                                       (a) The Distribution Date occurring in
                                           June 2009; and

                                       (b) The Distribution Date on which the
                                           aggregate balance of the Class A
                                           Certificates is reduced to zero; and

                                 (y) The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 43.70%.

Trigger Event:                   Either a Delinquency Trigger Event or a
                                 Cumulative Loss Trigger Event.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Delinquency Trigger Event:       A Delinquency Trigger Event is in effect on any
                                 Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including
                                 Mortgage Loans in foreclosure and Mortgage
                                 Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                                 Class A Certificates remain outstanding              [36.60]% of the Senior Enhancement Percentage

                                 On and after Class A pays off                        [44.05]% of the Class M-1 Enhancement
                                 Percentage

Cumulative Loss Trigger Event:   A Cumulative Loss Trigger Event is in effect on
                                 any Distribution Date if the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related
                                 Prepayment Period divided by the aggregate
                                 Stated Principal Balance of the Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                                 Months 25 - 36               [1.500]% for the first month, plus an additional 1/12th of [1.800]%
                                                              for each month thereafter (e.g., [2.400]% in Month 31)

                                 Months 37 - 48               [3.300]% for the first month, plus an additional 1/12th of [1.900]%
                                                              for each month thereafter (e.g., [4.250]% in Month 43)

                                 Months 49 - 60               [5.200]% for the first month, plus an additional 1/12th of [1.500]%
                                                              for each month thereafter (e.g., [5.950]% in Month 55)

                                 Months 61 - 72               [6.700]% for the first month, plus an additional 1/12th of [0.800]%
                                                              for each month thereafter (e.g., [7.100]% in Month 67)

                                 Months 73- thereafter        [7.500]%

Initial Subordination            Class A:            21.85%
Percentage:                      Class M-1:          18.15%
                                 Class M-2:          14.70%
                                 Class M-3:          12.70%
                                 Class M-4:          10.90%
                                 Class M-5:           9.20%
                                 Class M-6:           7.65%
                                 Class B-1:           6.10%
                                 Class B-2:           4.70%
                                 Class B-3:           3.60%

Optional Clean-up Call:          When the current aggregate principal balance of
                                 the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Step-up Coupons:                 For all Offered Certificates the coupon will
                                 increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Class A Certificates
Pass-Through Rate:               The Class A-1, A-2, A-3 and A-4 Certificates
                                 will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


Class M-1 Pass-Through Rate:     The Class M-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-2 Pass-Through Rate:     The Class M-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Class M-3 Pass-Through Rate:     The Class M-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-4 Pass-Through Rate:     The Class M-4 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-5 Pass-Through Rate:     The Class M-5 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-6 Pass-Through Rate:     The Class M-6 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-1 Pass-Through Rate:     The Class B-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-2 Pass-Through Rate:     The Class B-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-3 Pass-Through Rate:     The Class B-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee
                                 Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:               For any Distribution Date, a fraction, the
                                 numerator of which is any Net Swap Payment or swap termination payment owed to the Swap
                                 Counterparty (other than any Defaulted Swap
                                 Termination Payment) for such Distribution Date and the denominator of which is the Stated
                                 Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A Basis Risk Carry
Forward Amount:                  As to any Distribution Date, the supplemental
                                 interest amount for each of the Class A
                                 Certificates will equal the sum of:
                                 (i)      The excess, if any, of interest that
                                          would otherwise be due on such
                                          Certificates at the Class A
                                          Certificates Pass-Through Rate
                                          (without regard to the WAC Cap) over
                                          interest due such Certificates at a
                                          rate equal to the WAC Cap;
                                 (ii)     Any Class A Basis Risk Carry Forward
                                          Amount remaining unpaid from prior
                                          Distribution Dates; and
                                 (iii)    Interest on the amount in clause (ii)
                                          at the related Class A Certificates
                                          Pass-Through Rate (without regard to
                                          the WAC Cap).

Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1, B-2
and B-3 Basis Risk Carry
Forward Amounts:                 As to any Distribution Date, the supplemental
                                 interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                 Certificates will equal the sum of:
                                 (i)      The excess, if any, of interest that
                                          would otherwise be due on such
                                          Certificates at such Certificates'
                                          applicable Pass-Through Rate (without
                                          regard to the WAC Cap) over interest
                                          due such Certificates at a rate equal
                                          to the WAC Cap;
                                 (ii)     Any Basis Risk Carry Forward Amount
                                          for such class remaining unpaid for
                                          such Certificate from prior
                                          Distribution Dates; and
                                 (iii)    Interest on the amount in clause (ii)
                                          at the Certificates' applicable
                                          Pass-Through Rate (without regard to
                                          the WAC Cap).


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Distributions on
Offered Certificates:            On each Distribution Date and after payments of
                                 servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap
                                 Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance
                                 Amount will be allocated as follows:
                                 (i)      Concurrently to the Class A
                                          Certificates, their Accrued
                                          Certificate Interest and any unpaid
                                          Accrued Certificate Interest from
                                          prior Distribution Dates, pro rata,
                                          based upon their respective
                                          entitlements to such amounts;
                                 (ii)     To the Class M-1 Certificates, its
                                          Accrued Certificate Interest;
                                 (iii)    To the Class M-2 Certificates, its
                                          Accrued Certificate Interest;
                                 (iv)     To the Class M-3 Certificates, its
                                          Accrued Certificate Interest;
                                 (v)      To the Class M-4 Certificates, its
                                          Accrued Certificate Interest;
                                 (vi)     To the Class M-5 Certificates, its
                                          Accrued Certificate Interest;
                                 (vii)    To the Class M-6 Certificates, its
                                          Accrued Certificate Interest;
                                 (viii)   To the Class B-1 Certificates, its
                                          Accrued Certificate Interest;
                                 (ix)     To the Class B-2 Certificates, its
                                          Accrued Certificate Interest; and
                                 (x)      To the Class B-3 Certificates, its
                                          Accrued Certificate Interest.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Principal Distributions on
Offered Certificates:            On each Distribution Date (a) prior to the
                                 Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                 (i) to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty; including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                                 (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Certificate Principal Balances have been reduced to zero;
                                 (iii) to the Class M-1 Certificates, until the Certificate Principal Balance has been reduced to zero;
                                 (iv) to the Class M-2 Certificates, until the Certificate Principal Balance has been reduced to zero;
                                 (v) to the Class M-3 Certificates, until the Certificate Principal Balance has been reduced to zero;
                                 (vi) to the Class M-4 Certificates, until the Certificate Principal Balance has been reduced to zero;
                                 (vii) to the Class M-5 Certificates, until the Certificate Principal Balance has been reduced to zero;
                                 (viii) to the Class M-6 Certificates, until the Certificate Principal Balance has been reduced to zero;
                                 (ix) to the Class B-1 Certificates, until the Certificate Principal Balance has been reduced to zero;
                                 (x) to the Class B-2 Certificates, until the Certificate Principal Balance has been reduced to zero; and
                                 (xi) to the Class B-3 Certificates, until the Certificate Principal Balance has been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                 (i) to cover any Net Swap Payment and any swap termination payments due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                                 (ii)     to the Class A Certificates, the
                                          lesser of the Principal Distribution
                                          Amount and the Class A Principal
                                          Distribution Amount, allocated between
                                          the Class A Certificates as described
                                          below, until the Certificate Principal
                                          Balances thereof have been reduced to
                                          zero;
                                 (iii)    to the Class M-1 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-1
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;
                                 (iv)     to the Class M-2 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-2
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;
                                 (v)      to the Class M-3 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-3
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;
                                 (vi)     to the Class M-4 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-4
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;
                                 (vii)    to the Class M-5 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-5
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;
                                 (viii)   to the Class M-6 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-6
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;
                                 (ix)     to the Class B-1 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-1
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;
                                 (x)      to the Class B-2 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-2
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero; and
                                 (xi)     to the Class B-3 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-3
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero.


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refer to important information and qualifications at the end of this material.

Class A Principal Allocation:    Any principal distributions allocated to the
                                 Class A Certificates are required to be
                                 distributed first, to the Class A-1
                                 Certificates, until their Class Certificate
                                 Balance has been reduced to zero, second, to the Class A-2 Certificates, until their Class
                                 Certificate Balance has been reduced to zero, third, to the Class A-3 Certificates, until their Class Certificate Balance has been reduced to zero, and fourth, to the Class A-4
                                 Certificates, until their Class Certificate
                                 Balance has been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based upon their respective Certificate Principal Balances.

Swap Payment Allocation:         For a given Class of Certificates outstanding,
                                 a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Certificate Balance of that Class.


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refer to important information and qualifications at the end of this material.

Swap Payment Priority:           All payments due under the swap agreement and
                                 any swap termination payment pursuant to the swap agreement will be deposited into the Swap
                                 Account, and allocated in the following order of priority:

                                 (i)      to pay any Net Swap Payment owed to
                                          the Swap Counterparty pursuant to the
                                          swap agreement;
                                 (ii) to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;
                                 (iii)    to the Class A-1, A-2, A-3 and A-4
                                          Certificates, Accrued Certificate
                                          Interest and unpaid interest shortfall
                                          amounts, on a pro rata basis, to the
                                          extent not yet paid;
                                 (iv) to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Accrued
                                          Certificate Interest and unpaid
                                          interest shortfall amounts,
                                          sequentially and in that order, to the
                                          extent not yet paid;
                                 (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the
                                          Overcollateralization Target;
                                 (vi) concurrently, to the Class A-1, A-2, A-3 and A-4 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                                 (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                          Certificates, any Basis Risk Carry
                                          Forward Amount for such Class up to
                                          the respective Swap Payment
                                          Allocation, to the extent not yet
                                          paid;
                                 (viii) concurrently to Class A Certificates, Class M Certificates, and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
                                 (ix)     sequentially to the Class M-1, M-2,
                                          M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                          Certificates, the allocated
                                          unreimbursed realized loss amount, to
                                          the extent not yet paid;
                                 (x) to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                                 (xi) all remaining amounts to the holder of the Class X Certificates.

                                 In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, the servicer, any originator, the Trustee or any other person.

                                 Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap
Termination Payment:             As of any date, the lesser of (i) any payments
                                 received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap
                                 Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.


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refer to important information and qualifications at the end of this material.

Allocation of Net Monthly
Excess Cashflow:                 For any Distribution Date, any Net Monthly
                                 Excess Cashflow shall be paid as follows:

                                 (i) to the Class M-1 Certificates, the unpaid interest shortfall amount;
                                 (ii) to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;
                                 (iii) to the Class M-2 Certificates, the unpaid interest shortfall amount;
                                 (iv) to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;
                                 (v) to the Class M-3 Certificates, the unpaid interest shortfall amount;
                                 (vi) to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;
                                 (vii) to the Class M-4 Certificates, the unpaid interest shortfall amount;
                                 (viii) to the Class M-4 Certificates, the allocated unreimbursed realized loss amount;
                                 (ix) to the Class M-5 Certificates, the unpaid interest shortfall amount;
                                 (x) to the Class M-5 Certificates, the allocated unreimbursed realized loss amount;
                                 (xi) to the Class M-6 Certificates, the unpaid interest shortfall amount;
                                 (xii) to the Class M-6 Certificates, the allocated unreimbursed realized loss amount;
                                 (xiii) to the Class B-1 Certificates, the unpaid interest shortfall amount;
                                 (xiv) to the Class B-1 Certificates, the allocated unreimbursed realized loss amount;
                                 (xv) to the Class B-2 Certificates, the unpaid interest shortfall amount;
                                 (xvi) to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;
                                 (xvii) to the Class B-3 Certificates, the unpaid interest shortfall amount;
                                 (xviii) to the Class B-3 Certificates, the allocated unreimbursed realized loss amount;
                                 (xix)       concurrently, to the Class A
                                             Certificates, pro rata, any Basis
                                             Risk Carry Forward Amount for the
                                             Class A Certificates; and
                                 (xx) sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and
                                             B-3 Certificates, in such order,
                                             any Basis Risk Carry Forward Amount
                                             for such classes.

Interest Remittance Amount:      For any Distribution Date, the portion of
                                 available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:    For any Distribution Date and each class of
                                 Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:   On any Distribution Date, the sum of (i) the
                                 Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution
Amount: On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:     For any Distribution Date is the amount of
                                 funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution
Amount: For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over
                                 (y) the sum of interest payable on the
                                 Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:      For any Distribution Date, means the excess, if
                                 any of (i) the overcollateralization and (ii) the required overcollateralization for such
                                 Distribution Date.

Class A Principal Distribution
Amount: For any Distribution Date, an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.

Class M-1 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 63.70% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.


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refer to important information and qualifications at the end of this material.

Class M-2 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.60% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.

Class M-3 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.60% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.

Class M-4 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.20% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.

Class M-5 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.60% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.


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refer to important information and qualifications at the end of this material.

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Class M-6 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.70% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.

Class B-1 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Certificate Principal Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class
                                 B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.80% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.

Class B-2 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Certificate Principal Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Certificate Principal Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.60% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.


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refer to important information and qualifications at the end of this material.

Class B-3 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Certificate Principal Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Certificate Principal Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Certificate Principal Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class B-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.80% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,606,171.

Allocation of Losses:            If on any distribution date, after giving
                                 effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate
                                 Stated Principal Balance of the mortgage loans for that distribution date, the Class
                                 Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate
                                 Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss
                                 Amount." In the event Applied Realized Loss
                                 Amounts are allocated to any class of
                                 certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution.
                                 Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent
                                 Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss
                                 Amounts will be increased, in order of
                                 seniority, by the amount of the Subsequent
                                 Recoveries (but not in excess of the Unpaid
                                 Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                 Amount for the related distribution date.

Trust Tax Status:                Portions of the trust will be treated as
                                 multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                 The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley
                                 Home Equity Loan Trust 2006-3 transaction.

SMMEA Eligibility:               It is anticipated that none of the Offered
                                 Certificates will be SMMEA eligible.

Registration Statement and
Prospectus:                      This term sheet does not contain all
                                 information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                 The Depositor has filed a registration
                                 statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                                 The registration statement referred to above
                                 (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                 http://www.sec.gov/Archives/edgar/data/1030442/
                                 000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                 THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                                 PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY HOME
                                 EQUITY LOAN TRUST 2006-3 TRANSACTION REFERRED
                                 FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                                 CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                                 THE OFFERED CERTIFICATES.

Static Pool Information:         Information concerning the sponsor's prior
                                 residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html.
                                 On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To CALL

-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.63          1.36         1.08          0.80          0.63          0.52          0.43
        First Payment Date         6/25/2006    6/25/2006     6/25/2006     6/25/2006     6/25/2006     6/25/2006     6/25/2006
        Expected Final Maturity   11/25/2009    4/25/2009     8/25/2008     1/25/2008     9/25/2007     6/25/2007     4/25/2007
        Window                      1 - 42        1 - 35       1 - 27        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.19          3.47         2.75          2.00          1.56          1.26          1.05
        First Payment Date        11/25/2009    4/25/2009     8/25/2008     1/25/2008     9/25/2007     6/25/2007     4/25/2007
        Expected Final Maturity    6/25/2011    8/25/2010     9/25/2009     9/25/2008     3/25/2008    11/25/2007     8/25/2007
        Window                      42 - 61      35 - 51       27 - 40       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.77          6.47         5.12          3.50          2.30          1.85          1.52
        First Payment Date         6/25/2011    8/25/2010     9/25/2009     9/25/2008     3/25/2008    11/25/2007     8/25/2007
        Expected Final Maturity   10/25/2017    11/25/2015   12/25/2013    11/25/2011     3/25/2009     8/25/2008     3/25/2008
        Window                     61 - 137      51 - 114      40 - 91       28 - 66       22 - 34       18 - 27       15 - 22
-------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    13.94        11.79         9.41          6.89          4.90          2.62          2.15
        First Payment Date        10/25/2017    11/25/2015   12/25/2013    11/25/2011     3/25/2009     8/25/2008     3/25/2008
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012     5/25/2009    11/25/2008
        Window                     137 - 176    114 - 150     91 - 120       66 - 88       34 - 68       27 - 36       22 - 30
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.78          8.21         6.52          5.06          4.87          4.32          3.33
        First Payment Date         1/25/2011    4/25/2010     6/25/2009    12/25/2009     9/25/2010     5/25/2009    11/25/2008
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       43 - 88       52 - 68       36 - 54       30 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.78          8.21         6.52          4.99          4.52          4.50          3.67
        First Payment Date         1/25/2011    4/25/2010     6/25/2009    10/25/2009     4/25/2010    11/25/2010     1/25/2010
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       41 - 88       47 - 68       54 - 54       44 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.78          8.21         6.52          4.96          4.36          4.41          3.66
        First Payment Date         1/25/2011    4/25/2010     6/25/2009     9/25/2009     2/25/2010     8/25/2010    12/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       40 - 88       45 - 68       51 - 54       43 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.78          8.21         6.52          4.93          4.26          4.17          3.49
        First Payment Date         1/25/2011    4/25/2010     6/25/2009     9/25/2009    12/25/2009     4/25/2010     9/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       40 - 88       43 - 68       47 - 54       40 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.78          8.21         6.52          4.92          4.20          3.99          3.33
        First Payment Date         1/25/2011    4/25/2010     6/25/2009     8/25/2009    11/25/2009     2/25/2010     7/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       39 - 88       42 - 68       45 - 54       38 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    9.78          8.21         6.52          4.91          4.15          3.87          3.22
        First Payment Date         1/25/2011    4/25/2010     6/25/2009     7/25/2009     9/25/2009    12/25/2009     5/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       38 - 88       40 - 68       43 - 54       36 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.78          8.21         6.52          4.89          4.11          3.77          3.13
        First Payment Date         1/25/2011    4/25/2010     6/25/2009     7/25/2009     9/25/2009    10/25/2009     4/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       38 - 88       40 - 68       41 - 54       35 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    9.78          8.21         6.52          4.89          4.07          3.69          3.06
        First Payment Date         1/25/2011    4/25/2010     6/25/2009     7/25/2009     8/25/2009     9/25/2009     2/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       38 - 88       39 - 68       40 - 54       33 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    9.78          8.21         6.52          4.88          4.05          3.63          3.00
        First Payment Date         1/25/2011    4/25/2010     6/25/2009     6/25/2009     7/25/2009     8/25/2009     2/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    5/25/2016     9/25/2013     1/25/2012    11/25/2010     1/25/2010
        Window                     56 - 176      47 - 150     37 - 120       37 - 88       38 - 68       39 - 54       33 - 44
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To MATURITY

--------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60            75            100           125           150           175
--------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.63          1.36          1.08          0.80          0.63          0.52          0.43
        First Payment Date         6/25/2006     6/25/2006     6/25/2006     6/25/2006     6/25/2006     6/25/2006     6/25/2006
        Expected Final Maturity   11/25/2009     4/25/2009     8/25/2008     1/25/2008     9/25/2007     6/25/2007     4/25/2007
        Window                      1 - 42        1 - 35        1 - 27        1 - 20        1 - 16        1 - 13        1 - 11
--------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.19          3.47          2.75          2.00          1.56          1.26          1.05
        First Payment Date        11/25/2009     4/25/2009     8/25/2008     1/25/2008     9/25/2007     6/25/2007     4/25/2007
        Expected Final Maturity    6/25/2011     8/25/2010     9/25/2009     9/25/2008     3/25/2008    11/25/2007     8/25/2007
        Window                      42 - 61       35 - 51       27 - 40       20 - 28       16 - 22       13 - 18       11 - 15
--------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.77          6.47          5.12          3.50          2.30          1.85          1.52
        First Payment Date         6/25/2011     8/25/2010     9/25/2009     9/25/2008     3/25/2008    11/25/2007     8/25/2007
        Expected Final Maturity   10/25/2017    11/25/2015    12/25/2013    11/25/2011     3/25/2009     8/25/2008     3/25/2008
        Window                     61 - 137      51 - 114       40 - 91       28 - 66       22 - 34       18 - 27       15 - 22
--------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    16.64         14.23         11.48         8.48          6.15          2.62          2.15
        First Payment Date        10/25/2017    11/25/2015    12/25/2013    11/25/2011     3/25/2009     8/25/2008     3/25/2008
        Expected Final Maturity    4/25/2034    11/25/2031    11/25/2027     8/25/2022     4/25/2019     5/25/2009    11/25/2008
        Window                     137 - 335     114 - 306     91 - 258      66 - 195      34 - 155       27 - 36       22 - 30
--------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.71         9.03          7.22          5.60          5.29          6.93          5.28
        First Payment Date         1/25/2011     4/25/2010     6/25/2009    12/25/2009     9/25/2010     5/25/2009    11/25/2008
        Expected Final Maturity   10/25/2031    10/25/2028    10/25/2024     5/25/2020     4/25/2017     9/25/2016    11/25/2014
        Window                     56 - 305      47 - 269      37 - 221      43 - 168      52 - 131      36 - 124      30 - 102
--------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.68         9.01          7.20          5.51          4.93          5.36          4.58
        First Payment Date         1/25/2011     4/25/2010     6/25/2009    10/25/2009     4/25/2010    12/25/2010     4/25/2010
        Expected Final Maturity    1/25/2031     1/25/2028     2/25/2024    10/25/2019    10/25/2016    10/25/2014     3/25/2013
        Window                     56 - 296      47 - 260      37 - 213      41 - 161      47 - 125      55 - 101       47 - 82
--------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.66         8.98          7.17          5.46          4.75          4.74          3.99
        First Payment Date         1/25/2011     4/25/2010     6/25/2009     9/25/2009     2/25/2010     8/25/2010    12/25/2009
        Expected Final Maturity    3/25/2030     2/25/2027     4/25/2023     2/25/2019     4/25/2016     5/25/2014    11/25/2012
        Window                     56 - 286      47 - 249      37 - 203      40 - 153      45 - 119       51 - 96       43 - 78
--------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.63         8.95          7.15          5.42          4.64          4.48          3.75
        First Payment Date         1/25/2011     4/25/2010     6/25/2009     9/25/2009    12/25/2009     4/25/2010     9/25/2009
        Expected Final Maturity    7/25/2029     6/25/2026     9/25/2022     9/25/2018    12/25/2015     1/25/2014     9/25/2012
        Window                     56 - 278      47 - 241      37 - 196      40 - 148      43 - 115       47 - 92       40 - 76
--------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.60         8.92          7.12          5.37          4.56          4.29          3.58
        First Payment Date         1/25/2011     4/25/2010     6/25/2009     8/25/2009    11/25/2009     2/25/2010     7/25/2009
        Expected Final Maturity   11/25/2028    10/25/2025     2/25/2022     3/25/2018     7/25/2015    10/25/2013     6/25/2012
        Window                     56 - 270      47 - 233      37 - 189      39 - 142      42 - 110       45 - 89       38 - 73
--------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.55         8.88          7.09          5.34          4.49          4.14          3.45
        First Payment Date         1/25/2011     4/25/2010     6/25/2009     7/25/2009     9/25/2009    12/25/2009     5/25/2009
        Expected Final Maturity    1/25/2028     1/25/2025     6/25/2021     9/25/2017     3/25/2015     6/25/2013     2/25/2012
        Window                     56 - 260      47 - 224      37 - 181      38 - 136      40 - 106       43 - 85       36 - 69
--------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.48         8.81          7.04          5.28          4.41          4.02          3.34
        First Payment Date         1/25/2011     4/25/2010     6/25/2009     7/25/2009     9/25/2009    10/25/2009     4/25/2009
        Expected Final Maturity    2/25/2027     2/25/2024    12/25/2020     2/25/2017     9/25/2014     1/25/2013    11/25/2011
        Window                     56 - 249      47 - 213      37 - 175      38 - 129      40 - 100       41 - 80       35 - 66
--------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.38         8.71          6.96          5.21          4.32          3.90          3.24
        First Payment Date         1/25/2011     4/25/2010     6/25/2009     7/25/2009     8/25/2009     9/25/2009     2/25/2009
        Expected Final Maturity   12/25/2025     1/25/2023     1/25/2020     6/25/2016     3/25/2014     8/25/2012     6/25/2011
        Window                     56 - 235      47 - 200      37 - 164      38 - 121       39 - 94       40 - 75       33 - 61
--------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.22         8.59          6.85          5.12          4.23          3.78          3.13
        First Payment Date         1/25/2011     4/25/2010     6/25/2009     6/25/2009     7/25/2009     8/25/2009     2/25/2009
        Expected Final Maturity    7/25/2024    10/25/2021    12/25/2018     8/25/2015     7/25/2013     2/25/2012     1/25/2011
        Window                     56 - 218      47 - 185      37 - 151      37 - 111       38 - 86       39 - 69       33 - 56
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

CPR Sensitivity
To CALL

--------------------------------------------------------------------------------
         CPR (%)                         20              25              30
--------------------------------------------------------------------------------
  A-1    WAL (yrs)                      1.06            0.84            0.69
         First Payment Date           6/25/2006       6/25/2006       6/25/2006
         Expected Final Maturity      8/25/2008       2/25/2008      10/25/2007
         Window                        1 - 27          1 - 21          1 - 17
--------------------------------------------------------------------------------
  A-2    WAL (yrs)                      2.75            2.14            1.74
         First Payment Date           8/25/2008       2/25/2008      10/25/2007
         Expected Final Maturity      9/25/2009      11/25/2008       6/25/2008
         Window                        27 - 40         21 - 30         17 - 25
--------------------------------------------------------------------------------
  A-3    WAL (yrs)                      5.15            3.90            2.77
         First Payment Date           9/25/2009      11/25/2008       6/25/2008
         Expected Final Maturity     12/25/2013       4/25/2012       3/25/2011
         Window                        40 - 91         30 - 71         25 - 58
--------------------------------------------------------------------------------
  A-4    WAL (yrs)                      9.49            7.44            6.04
         First Payment Date          12/25/2013       4/25/2012       3/25/2011
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       91 - 121         71 - 95         58 - 77
--------------------------------------------------------------------------------
  M-1    WAL (yrs)                      6.57            5.31            4.83
         First Payment Date           6/25/2009      11/25/2009       4/25/2010
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         42 - 95         47 - 77
--------------------------------------------------------------------------------
  M-2    WAL (yrs)                      6.57            5.27            4.66
         First Payment Date           6/25/2009       9/25/2009       1/25/2010
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         40 - 95         44 - 77
--------------------------------------------------------------------------------
  M-3    WAL (yrs)                      6.57            5.26            4.58
         First Payment Date           6/25/2009       8/25/2009      11/25/2009
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         39 - 95         42 - 77
--------------------------------------------------------------------------------
  M-4    WAL (yrs)                      6.57            5.24            4.53
         First Payment Date           6/25/2009       8/25/2009      10/25/2009
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         39 - 95         41 - 77
--------------------------------------------------------------------------------
  M-5    WAL (yrs)                      6.57            5.24            4.49
         First Payment Date           6/25/2009       7/25/2009       9/25/2009
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         38 - 95         40 - 77
--------------------------------------------------------------------------------
  M-6    WAL (yrs)                      6.57            5.22            4.46
         First Payment Date           6/25/2009       7/25/2009       9/25/2009
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         38 - 95         40 - 77
--------------------------------------------------------------------------------
  B-1    WAL (yrs)                      6.57            5.22            4.43
         First Payment Date           6/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         38 - 95         39 - 77
--------------------------------------------------------------------------------
  B-2    WAL (yrs)                      6.57            5.22            4.42
         First Payment Date           6/25/2009       6/25/2009       7/25/2009
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         37 - 95         38 - 77
--------------------------------------------------------------------------------
  B-3    WAL (yrs)                      6.57            5.21            4.40
         First Payment Date           6/25/2009       6/25/2009       7/25/2009
         Expected Final Maturity      6/25/2016       4/25/2014      10/25/2012
         Window                       37 - 121         37 - 95         38 - 77


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

CPR Sensitivity
To MATURITY

         CPR (%)                          20              25              30
--------------------------------------------------------------------------------
  A-1    WAL (yrs)                       1.06            0.84            0.69
         First Payment Date            6/25/2006       6/25/2006       6/25/2006
         Expected Final Maturity       8/25/2008       2/25/2008      10/25/2007
         Window                         1 - 27          1 - 21          1 - 17
--------------------------------------------------------------------------------
  A-2    WAL (yrs)                       2.75            2.14            1.74
         First Payment Date            8/25/2008       2/25/2008      10/25/2007
         Expected Final Maturity       9/25/2009      11/25/2008       6/25/2008
         Window                         27 - 40         21 - 30         17 - 25
--------------------------------------------------------------------------------
  A-3    WAL (yrs)                       5.15            3.90            2.77
         First Payment Date            9/25/2009      11/25/2008       6/25/2008
         Expected Final Maturity      12/25/2013       4/25/2012       3/25/2011
         Window                         40 - 91         30 - 71         25 - 58
--------------------------------------------------------------------------------
  A-4    WAL (yrs)                       11.60           9.16            7.46
         First Payment Date           12/25/2013       4/25/2012       3/25/2011
         Expected Final Maturity       3/25/2028      12/25/2023      11/25/2020
         Window                        91 - 262        71 - 211        58 - 174
--------------------------------------------------------------------------------
  M-1    WAL (yrs)                       7.28            5.89            5.31
         First Payment Date            6/25/2009      11/25/2009       4/25/2010
         Expected Final Maturity       2/25/2025       4/25/2021       9/25/2018
         Window                        37 - 225        42 - 179        47 - 148
--------------------------------------------------------------------------------
  M-2    WAL (yrs)                       7.26            5.83            5.12
         First Payment Date            6/25/2009       9/25/2009       1/25/2010
         Expected Final Maturity       5/25/2024      10/25/2020       3/25/2018
         Window                        37 - 216        40 - 173        44 - 142
--------------------------------------------------------------------------------
  M-3    WAL (yrs)                       7.23            5.80            5.02
         First Payment Date            6/25/2009       8/25/2009      11/25/2009
         Expected Final Maturity       7/25/2023       2/25/2020       8/25/2017
         Window                        37 - 206        39 - 165        42 - 135
--------------------------------------------------------------------------------
  M-4    WAL (yrs)                       7.21            5.76            4.95
         First Payment Date            6/25/2009       8/25/2009      10/25/2009
         Expected Final Maturity      12/25/2022       8/25/2019       3/25/2017
         Window                        37 - 199        39 - 159        41 - 130
--------------------------------------------------------------------------------
  M-5    WAL (yrs)                       7.18            5.73            4.90
         First Payment Date            6/25/2009       7/25/2009       9/25/2009
         Expected Final Maturity       5/25/2022       2/25/2019      10/25/2016
         Window                        37 - 192        38 - 153        40 - 125
--------------------------------------------------------------------------------
  M-6    WAL (yrs)                       7.14            5.69            4.85
         First Payment Date            6/25/2009       7/25/2009       9/25/2009
         Expected Final Maturity       9/25/2021       8/25/2018       5/25/2016
         Window                        37 - 184        38 - 147        40 - 120
--------------------------------------------------------------------------------
  B-1    WAL (yrs)                       7.10            5.64            4.78
         First Payment Date            6/25/2009       7/25/2009       8/25/2009
         Expected Final Maturity       1/25/2021      12/25/2017      11/25/2015
         Window                        37 - 176        38 - 139        39 - 114
--------------------------------------------------------------------------------
  B-2    WAL (yrs)                       7.01            5.57            4.71
         First Payment Date            6/25/2009       6/25/2009       7/25/2009
         Expected Final Maturity       3/25/2020       3/25/2017       3/25/2015
         Window                        37 - 166        37 - 130        38 - 106
--------------------------------------------------------------------------------
  B-3    WAL (yrs)                       6.90            5.47            4.62
         First Payment Date            6/25/2009       6/25/2009       7/25/2009
         Expected Final Maturity       2/25/2019       5/25/2016       7/25/2014
         Window                        37 - 153        37 - 120         38 - 98
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                      Senior Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

     Period                    A-1 Cap (%)              A-2 Cap (%)             A-3 Cap (%)             A-4 Cap (%)
---------------------   ------------------------   --------------------   ----------------------   -----------------------
                               Actual/360              Actual/360               Actual/360              Actual/360

       0                            -                       -                       -                        -
       1                          20.06                   20.12                   20.16                    20.27
       2                          20.06                   20.12                   20.16                    20.27
       3                          20.06                   20.12                   20.16                    20.27
       4                          20.06                   20.12                   20.16                    20.27
       5                          20.06                   20.12                   20.16                    20.27
       6                          20.06                   20.12                   20.16                    20.27
       7                          20.06                   20.12                   20.16                    20.27
       8                          20.06                   20.12                   20.16                    20.27
       9                          20.06                   20.12                   20.16                    20.27
      10                          20.06                   20.12                   20.16                    20.27
      11                          20.06                   20.12                   20.16                    20.27
      12                          20.06                   20.12                   20.16                    20.27
      13                          20.06                   20.12                   20.16                    20.27
      14                          20.06                   20.12                   20.16                    20.27
      15                          19.99                   19.99                   19.99                    19.99
      16                          19.83                   19.83                   19.83                    19.83
      17                          19.81                   19.81                   19.81                    19.81
      18                          19.51                   19.51                   19.51                    19.51
      19                          19.48                   19.48                   19.48                    19.48
      20                          19.07                   19.07                   19.07                    19.07
      21                            -                     13.31                   13.31                    13.31
      22                            -                     13.70                   13.70                    13.70
      23                            -                     13.08                   13.08                    13.08
      24                            -                     13.41                   13.41                    13.41
      25                            -                     13.12                   13.12                    13.12
      26                            -                     13.48                   13.48                    13.48
      27                            -                     14.06                   14.06                    14.06
      28                            -                     14.13                   14.13                    14.13
      29                            -                       -                     14.52                    14.52
      30                            -                       -                     14.21                    14.21
      31                            -                       -                     14.62                    14.62
      32                            -                       -                     14.34                    14.34
      33                            -                       -                     15.02                    15.02
      34                            -                       -                     16.33                    16.33
      35                            -                       -                     15.10                    15.10
      36                            -                       -                     15.63                    15.63
      37                            -                       -                     74.91                    74.91
      38                            -                       -                     20.16                    20.16
      39                            -                       -                     20.33                    20.33
      40                            -                       -                     20.20                    20.20
      41                            -                       -                     20.60                    20.60
      42                            -                       -                     19.83                    19.83
      43                            -                       -                     20.23                    20.23
      44                            -                       -                     19.49                    19.49
      45                            -                       -                     19.58                    19.58

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                      Senior Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


     Period                    A-1 Cap (%)              A-2 Cap (%)             A-3 Cap (%)             A-4 Cap (%)
---------------------   ------------------------   --------------------   ----------------------   -----------------------
                               Actual/360              Actual/360               Actual/360              Actual/360

      46                            -                       -                     21.28                    21.28
      47                            -                       -                     19.36                    19.36
      48                            -                       -                     19.90                    19.90
      49                            -                       -                     19.32                    19.32
      50                            -                       -                     19.87                    19.87
      51                            -                       -                     19.36                    19.36
      52                            -                       -                     19.37                    19.37
      53                            -                       -                     19.92                    19.92
      54                            -                       -                     19.33                    19.33
      55                            -                       -                     18.30                    18.30
      56                            -                       -                     17.71                    17.71
      57                            -                       -                     17.72                    17.72
      58                            -                       -                     19.62                    19.62
      59                            -                       -                     17.71                    17.71
      60                            -                       -                     18.30                    18.30
      61                            -                       -                     17.70                    17.70
      62                            -                       -                     18.29                    18.29
      63                            -                       -                     17.70                    17.70
      64                            -                       -                     17.69                    17.69
      65                            -                       -                     18.28                    18.28
      66                            -                       -                     17.69                    17.69
      67                            -                       -                       -                      18.27
      68                            -                       -                       -                      17.68
      69                            -                       -                       -                      17.67
      70                            -                       -                       -                      18.89
      71                            -                       -                       -                      17.66
      72                            -                       -                       -                      18.25
      73                            -                       -                       -                      17.66
      74                            -                       -                       -                      18.24
      75                            -                       -                       -                      17.65
      76                            -                       -                       -                      17.64
      77                            -                       -                       -                      18.23
      78                            -                       -                       -                      17.64
      79                            -                       -                       -                      18.22
      80                            -                       -                       -                      17.63
      81                            -                       -                       -                      17.62
      82                            -                       -                       -                      19.50
      83                            -                       -                       -                      17.61
      84                            -                       -                       -                      18.19
      85                            -                       -                       -                      17.60
      86                            -                       -                       -                      18.18
      87                            -                       -                       -                      17.59
      88                            -                       -                       -                      17.59
      89                            -                       -                       -                      18.17
      90                            -                       -                       -                      17.58
      91                            -                       -                       -                      18.16


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                      Senior Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


     Period                    A-1 Cap (%)              A-2 Cap (%)             A-3 Cap (%)             A-4 Cap (%)
---------------------   ------------------------   --------------------   ----------------------   -----------------------
                               Actual/360              Actual/360               Actual/360              Actual/360

      92                            -                       -                       -                      17.57
      93                            -                       -                       -                      17.56
      94                            -                       -                       -                      19.44
      95                            -                       -                       -                      17.55
      96                            -                       -                       -                      18.13
      97                            -                       -                       -                      17.54
      98                            -                       -                       -                      18.12
      99                            -                       -                       -                      17.53
      100                           -                       -                       -                      17.53
      101                           -                       -                       -                      17.78
      102                           -                       -                       -                      13.62
      103                           -                       -                       -                      14.11
      104                           -                       -                       -                      13.70
      105                           -                       -                       -                      13.73
      106                           -                       -                       -                      15.25
      107                           -                       -                       -                      13.82
      108                           -                       -                       -                      14.32
      109                           -                       -                       -                      13.90
      110                           -                       -                       -                      14.41
      111                           -                       -                       -                      13.99
      112                           -                       -                       -                      14.04
      113                           -                       -                       -                      14.56
      114                           -                       -                       -                      14.14
      115                           -                       -                       -                      14.66
      116                           -                       -                       -                      14.24
      117                           -                       -                       -                      14.30
      118                           -                       -                       -                      15.35
      119                           -                       -                       -                      14.41
      120                           -                       -                       -                      14.96
      121                           -                       -                       -                      14.54
      122                           -                       -                       -                      15.09
      123                           -                       -                       -                      14.66
      124                           -                       -                       -                      14.73
      125                           -                       -                       -                      15.29
      126                           -                       -                       -                      14.87
      127                           -                       -                       -                      15.44
      128                           -                       -                       -                      15.02
      129                           -                       -                       -                      15.10
      130                           -                       -                       -                      16.80
      131                           -                       -                       -                      15.26
      132                           -                       -                       -                      15.85
      133                           -                       -                       -                      15.43
      134                           -                       -                       -                      16.03
      135                           -                       -                       -                      15.61
      136                           -                       -                       -                      15.70
      137                           -                       -                       -                      16.33


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                      Senior Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


     Period                    A-1 Cap (%)              A-2 Cap (%)             A-3 Cap (%)             A-4 Cap (%)
---------------------   ------------------------   --------------------   ----------------------   -----------------------
                               Actual/360              Actual/360               Actual/360              Actual/360

      138                           -                       -                       -                      15.90
      139                           -                       -                       -                      16.53
      140                           -                       -                       -                      16.11
      141                           -                       -                       -                      16.21
      142                           -                       -                       -                      18.07
      143                           -                       -                       -                      16.44
      144                           -                       -                       -                      17.11
      145                           -                       -                       -                      16.68
      146                           -                       -                       -                      17.36
      147                           -                       -                       -                      16.93
      148                           -                       -                       -                      17.06
      149                           -                       -                       -                      17.77
      150                           -                       -                       -                      17.34
      151                           -                       -                       -                      18.06
      152                           -                       -                       -                      17.63
      153                           -                       -                       -                      17.78
      154                           -                       -                       -                      19.86
      155                           -                       -                       -                      18.09
      156                           -                       -                       -                      18.87
      157                           -                       -                       -                      18.43
      158                           -                       -                       -                      19.22
      159                           -                       -                       -                      18.78
      160                           -                       -                       -                      18.96
      161                           -                       -                       -                      19.79
      162                           -                       -                       -                      19.35
      163                           -                       -                       -                      20.20
      164                           -                       -                       -                      19.75
      165                           -                       -                       -                      19.97
      166                           -                       -                       -                      21.57
      167                           -                       -                       -                      20.41
      168                           -                       -                       -                      21.32
      169                           -                       -                       -                      20.87
      170                           -                       -                       -                      22.01
      171                           -                       -                       -                      21.78
      172                           -                       -                       -                      22.29
      173                           -                       -                       -                      23.61
      174                           -                       -                       -                      23.45
      175                           -                       -                       -                      24.92
      176                           -                       -                       -                      24.83
      177                           -                       -                       -                      28.33
      178                           -                       -                       -                      33.39
      179                           -                       -                       -                      31.52
      180                           -                       -                       -                      34.14
      181                           -                       -                       -                      34.77
      182                           -                       -                       -                      37.99
      183                           -                       -                       -                      39.06


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                      Senior Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


     Period                    A-1 Cap (%)              A-2 Cap (%)             A-3 Cap (%)             A-4 Cap (%)
---------------------   ------------------------   --------------------   ----------------------   -----------------------
                               Actual/360              Actual/360               Actual/360              Actual/360

      184                           -                       -                       -                      41.74
      185                           -                       -                       -                      46.42
      186                           -                       -                       -                      48.75
      187                           -                       -                       -                      55.21
      188                           -                       -                       -                      59.30
      189                           -                       -                       -                      66.87
      190                           -                       -                       -                      85.22
      191                           -                       -                       -                      91.17
      192                           -                       -                       -                     116.31
      193                           -                       -                       -                     148.40
      194                           -                       -                       -                     228.17
      195                           -                       -                       -                     489.85
      196                           -                       -                       -                        -


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Subordinate Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------     -----------  -----------  -----------  -----------  ----------   -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
   0            -            -            -            -            -            -            -            -            -
   1          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
   2          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
   3          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
   4          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
   5          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
   6          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
   7          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
   8          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
   9          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
  10          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
  11          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
  12          20.30        20.32        20.33        20.40        20.44        20.51        21.00        21.10        22.00
  13          20.11        20.13        20.13        20.18        20.20        20.24        20.55        20.62        21.18
  14          19.96        19.97        19.97        20.00        20.02        20.05        20.26        20.30        20.68
  15          19.42        19.42        19.42        19.42        19.42        19.42        19.42        19.42        19.42
  16          19.24        19.24        19.24        19.24        19.24        19.24        19.24        19.24        19.24
  17          19.18        19.18        19.18        19.18        19.18        19.18        19.18        19.18        19.18
  18          18.88        18.88        18.88        18.88        18.88        18.88        18.88        18.88        18.88
  19          18.80        18.80        18.80        18.80        18.80        18.80        18.80        18.80        18.80
  20          18.38        18.38        18.38        18.38        18.38        18.38        18.38        18.38        18.38
  21          12.43        12.43        12.43        12.43        12.43        12.43        12.43        12.43        12.43
  22          12.71        12.71        12.71        12.71        12.71        12.71        12.71        12.71        12.71
  23          12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12
  24          12.37        12.37        12.37        12.37        12.37        12.37        12.37        12.37        12.37
  25          12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07
  26          12.34        12.34        12.34        12.34        12.34        12.34        12.34        12.34        12.34
  27          12.81        12.81        12.81        12.81        12.81        12.81        12.81        12.81        12.81
  28          12.81        12.81        12.81        12.81        12.81        12.81        12.81        12.81        12.81
  29          13.09        13.09        13.09        13.09        13.09        13.09        13.09        13.09        13.09
  30          12.76        12.76        12.76        12.76        12.76        12.76        12.76        12.76        12.76
  31          13.04        13.04        13.04        13.04        13.04        13.04        13.04        13.04        13.04
  32          12.73        12.73        12.73        12.73        12.73        12.73        12.73        12.73        12.73
  33          13.17        13.17        13.17        13.17        13.17        13.17        13.17        13.17        13.17
  34          14.15        14.15        14.15        14.15        14.15        14.15        14.15        14.15        14.15
  35          13.02        13.02        13.02        13.02        13.02        13.02        13.02        13.02        13.02
  36          13.35        13.35        13.35        13.35        13.35        13.35        13.35        13.35        13.35
  37          13.00        13.00        13.00        13.00        13.00        13.00        13.00        13.00        13.00
  38          13.30        13.30        13.30        13.30        13.30        13.30        13.30        13.30        13.30
  39          13.75        13.75        13.75        13.75        13.75        13.75        13.75        13.75        13.75
  40          13.78        13.78        13.78        13.78        13.78        13.78        13.78        13.78        13.78
  41          14.14        14.14        14.14        14.14        14.14        14.14        14.14        14.14        14.14
  42          13.75        13.75        13.75        13.75        13.75        13.75        13.75        13.75        13.75
  43          14.11        14.11        14.11        14.11        14.11        14.11        14.11        14.11        14.11
  44          13.72        13.72        13.72        13.72        13.72        13.72        13.72        13.72        13.72
  45          13.92        13.92        13.92        13.92        13.92        13.92        13.92        13.92        13.92
  46          15.18        15.18        15.18        15.18        15.18        15.18        15.18        15.18        15.18


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Subordinate Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------     -----------  -----------  -----------  -----------  ----------   -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  47          13.92        13.92        13.92        13.92        13.92        13.92        13.92        13.92        13.92
  48          14.29        14.29        14.29        14.29        14.29        14.29        14.29        14.29        14.29
  49          13.88        13.88        13.88        13.88        13.88        13.88        13.88        13.88        13.88
  50          14.25        14.25        14.25        14.25        14.25        14.25        14.25        14.25        14.25
  51          13.92        13.92        13.92        13.92        13.92        13.92        13.92        13.92        13.92
  52          13.92        13.92        13.92        13.92        13.92        13.92        13.92        13.92        13.92
  53          14.30        14.30        14.30        14.30        14.30        14.30        14.30        14.30        14.30
  54          13.89        13.89        13.89        13.89        13.89        13.89        13.89        13.89        13.89
  55          12.67        12.67        12.67        12.67        12.67        12.67        12.67        12.67        12.67
  56          12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
  57          12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
  58          13.57        13.57        13.57        13.57        13.57        13.57        13.57        13.57        13.57
  59          12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
  60          12.66        12.66        12.66        12.66        12.66        12.66        12.66        12.66        12.66
  61          12.25        12.25        12.25        12.25        12.25        12.25        12.25        12.25        12.25
  62          12.65        12.65        12.65        12.65        12.65        12.65        12.65        12.65        12.65
  63          12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24
  64          12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24
  65          12.64        12.64        12.64        12.64        12.64        12.64        12.64        12.64        12.64
  66          12.23        12.23        12.23        12.23        12.23        12.23        12.23        12.23        12.23
  67          12.63        12.63        12.63        12.63        12.63        12.63        12.63        12.63        12.63
  68          12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22
  69          12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22
  70          13.06        13.06        13.06        13.06        13.06        13.06        13.06        13.06        13.06
  71          12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21
  72          12.62        12.62        12.62        12.62        12.62        12.62        12.62        12.62        12.62
  73          12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20
  74          12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61
  75          12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20
  76          12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19
  77          12.60        12.60        12.60        12.60        12.60        12.60        12.60        12.60        12.60
  78          12.18        12.18        12.18        12.18        12.18        12.18        12.18        12.18        12.18
  79          12.59        12.59        12.59        12.59        12.59        12.59        12.59        12.59        12.59
  80          12.18        12.18        12.18        12.18        12.18        12.18        12.18        12.18        12.18
  81          12.17        12.17        12.17        12.17        12.17        12.17        12.17        12.17        12.17
  82          13.47        13.47        13.47        13.47        13.47        13.47        13.47        13.47        13.47
  83          12.16        12.16        12.16        12.16        12.16        12.16        12.16        12.16        12.16
  84          12.56        12.56        12.56        12.56        12.56        12.56        12.56        12.56        12.56
  85          12.15        12.15        12.15        12.15        12.15        12.15        12.15        12.15        12.15
  86          12.55        12.55        12.55        12.55        12.55        12.55        12.55        12.55        12.55
  87          12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14
  88          12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14
  89          12.54        12.54        12.54        12.54        12.54        12.54        12.54        12.54        12.54
  90          12.13        12.13        12.13        12.13        12.13        12.13        12.13        12.13        12.13
  91          12.53        12.53        12.53        12.53        12.53        12.53        12.53        12.53        12.53
  92          12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12
  93          12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12
  94          13.41        13.41        13.41        13.41        13.41        13.41        13.41        13.41        13.41


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Subordinate Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------     -----------  -----------  -----------  -----------  ----------   -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  95          12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11
  96          12.51        12.51        12.51        12.51        12.51        12.51        12.51        12.51        12.51
  97          12.10        12.10        12.10        12.10        12.10        12.10        12.10        12.10        12.10
  98          12.50        12.50        12.50        12.50        12.50        12.50        12.50        12.50        12.50
  99          12.09        12.09        12.09        12.09        12.09        12.09        12.09        12.09        12.09
  100         12.08        12.08        12.08        12.08        12.08        12.08        12.08        12.08        12.08
  101         12.48        12.48        12.48        12.48        12.48        12.48        12.48        12.48        12.48
  102         12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07
  103         12.47        12.47        12.47        12.47        12.47        12.47        12.47        12.47        12.47
  104         12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07
  105         12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06
  106         13.35        13.35        13.35        13.35        13.35        13.35        13.35        13.35        13.35
  107         12.05        12.05        12.05        12.05        12.05        12.05        12.05        12.05        12.05
  108         12.45        12.45        12.45        12.45        12.45        12.45        12.45        12.45        12.45
  109         12.04        12.04        12.04        12.04        12.04        12.04        12.04        12.04        12.04
  110         12.44        12.44        12.44        12.44        12.44        12.44        12.44        12.44        12.44
  111         12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03
  112         12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03          -
  113         12.42        12.42        12.42        12.42        12.42        12.42        12.42        12.42          -
  114         12.02        12.02        12.02        12.02        12.02        12.02        12.02        12.02          -
  115         12.41        12.41        12.41        12.41        12.41        12.41        12.41        12.41          -
  116         12.01        12.01        12.01        12.01        12.01        12.01        12.01        12.01          -
  117         12.00        12.00        12.00        12.00        12.00        12.00        12.00        12.00          -
  118         12.83        12.83        12.83        12.83        12.83        12.83        12.83        12.83          -
  119         12.00        12.00        12.00        12.00        12.00        12.00        12.00        12.00          -
  120         12.39        12.39        12.39        12.39        12.39        12.39        12.39        12.39          -
  121         11.99        11.99        11.99        11.99        11.99        11.99        11.99        11.99          -
  122         12.38        12.38        12.38        12.38        12.38        12.38        12.38          -            -
  123         11.98        11.98        11.98        11.98        11.98        11.98        11.98          -            -
  124         11.97        11.97        11.97        11.97        11.97        11.97        11.97          -            -
  125         12.37        12.37        12.37        12.37        12.37        12.37        12.37          -            -
  126         11.96        11.96        11.96        11.96        11.96        11.96        11.96          -            -
  127         12.36        12.36        12.36        12.36        12.36        12.36        12.36          -            -
  128         11.95        11.95        11.95        11.95        11.95        11.95        11.95          -            -
  129         11.95        11.95        11.95        11.95        11.95        11.95        11.95          -            -
  130         13.22        13.22        13.22        13.22        13.22        13.22        13.22          -            -
  131         11.94        11.94        11.94        11.94        11.94        11.94          -            -            -
  132         12.33        12.33        12.33        12.33        12.33        12.33          -            -            -
  133         11.93        11.93        11.93        11.93        11.93        11.93          -            -            -
  134         12.32        12.32        12.32        12.32        12.32        12.32          -            -            -
  135         11.92        11.92        11.92        11.92        11.92        11.92          -            -            -
  136         11.92        11.92        11.92        11.92        11.92        11.92          -            -            -
  137         12.31        12.31        12.31        12.31        12.31        12.31          -            -            -
  138         11.91        11.91        11.91        11.91        11.91          -            -            -            -
  139         12.30        12.30        12.30        12.30        12.30          -            -            -            -
  140         11.90        11.90        11.90        11.90        11.90          -            -            -            -
  141         11.89        11.89        11.89        11.89        11.89          -            -            -            -
  142         13.16        13.16        13.16        13.16        13.16          -            -            -            -

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                    Subordinate Schedule of Available Funds and
                              Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------     -----------  -----------  -----------  -----------  ----------   -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  143         11.88        11.88        11.88        11.88        11.88          -            -            -            -
  144         12.28        12.28        12.28        12.28          -            -            -            -            -
  145         11.87        11.87        11.87        11.87          -            -            -            -            -
  146         12.27        12.27        12.27        12.27          -            -            -            -            -
  147         11.87        11.87        11.87        11.87          -            -            -            -            -
  148         11.86        11.86        11.86        11.86          -            -            -            -            -
  149         12.25        12.25        12.25        12.25          -            -            -            -            -
  150         11.85        11.85        11.85          -            -            -            -            -            -
  151         12.24        12.24        12.24          -            -            -            -            -            -
  152         11.84        11.84        11.84          -            -            -            -            -            -
  153         11.84        11.84        11.84          -            -            -            -            -            -
  154         13.10        13.10        13.10          -            -            -            -            -            -
  155         11.83        11.83          -            -            -            -            -            -            -
  156         12.22        12.22          -            -            -            -            -            -            -
  157         11.82        11.82          -            -            -            -            -            -            -
  158         12.21        12.21          -            -            -            -            -            -            -
  159         11.81        11.81          -            -            -            -            -            -            -
  160         11.81        11.81          -            -            -            -            -            -            -
  161         12.20        12.20          -            -            -            -            -            -            -
  162         11.80        11.80          -            -            -            -            -            -            -
  163         12.19          -            -            -            -            -            -            -            -
  164         11.79          -            -            -            -            -            -            -            -
  165         11.78          -            -            -            -            -            -            -            -
  166         12.59          -            -            -            -            -            -            -            -
  167         11.78          -            -            -            -            -            -            -            -
  168         12.16          -            -            -            -            -            -            -            -
  169         11.77          -            -            -            -            -            -            -            -
  170           -            -            -            -            -            -            -            -            -

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Rate Swap Schedule

Swap Rate: 5.28%

--------------------------------------------------------------------------------
     Period          Start Accrual         End Accrual         Swap Notional
--------------------------------------------------------------------------------
       1               5/25/2006            6/25/2006       1,070,778,687.26
       2               6/25/2006            7/25/2006       1,028,780,234.19
       3               7/25/2006            8/25/2006         986,113,318.31
       4               8/25/2006            9/25/2006         946,305,031.79
       5               9/25/2006           10/25/2006         908,632,937.73
       6              10/25/2006           11/25/2006         872,223,318.76
       7              11/25/2006           12/25/2006         837,018,746.50
       8              12/25/2006            1/25/2007         802,966,351.11
       9               1/25/2007            2/25/2007         770,018,424.36
       10              2/25/2007            3/25/2007         738,130,825.46
       11              3/25/2007            4/25/2007         707,264,560.60
       12              4/25/2007            5/25/2007         677,383,263.96
       13              5/25/2007            6/25/2007         648,458,744.85
       14              6/25/2007            7/25/2007         620,744,879.92
       15              7/25/2007            8/25/2007         594,223,129.26
       16              8/25/2007            9/25/2007         568,841,913.79
       17              9/25/2007           10/25/2007         544,551,904.39
       18             10/25/2007           11/25/2007         520,776,474.35
       19             11/25/2007           12/25/2007         496,703,134.68
       20             12/25/2007            1/25/2008         468,970,725.09
       21              1/25/2008            2/25/2008         137,192,689.54
       22              2/25/2008            3/25/2008         117,965,062.78
       23              3/25/2008            4/25/2008         113,617,710.95
       24              4/25/2008            5/25/2008         109,431,402.10
       25              5/25/2008            6/25/2008         105,400,122.57
       26              6/25/2008            7/25/2008         101,518,086.02
       27              7/25/2008            8/25/2008          97,779,714.63
       28              8/25/2008            9/25/2008          94,179,091.71
       29              9/25/2008           10/25/2008          90,566,324.73
       30             10/25/2008           11/25/2008          87,233,733.46
       31             11/25/2008           12/25/2008          84,024,320.59
       32             12/25/2008            1/25/2009          80,879,486.59
       33              1/25/2009            2/25/2009          65,339,771.33
       34              2/25/2009            3/25/2009          56,414,191.78
       35              3/25/2009            4/25/2009          54,467,643.67
       36              4/25/2009            5/25/2009          52,610,484.05
       37              5/25/2009            6/25/2009          50,815,524.27
       38              6/25/2009            7/25/2009          49,080,726.99
       39              7/25/2009            8/25/2009          47,404,119.19
       40              8/25/2009            9/25/2009          45,783,761.59
       41              9/25/2009           10/25/2009          44,217,818.04
       42             10/25/2009           11/25/2009          42,704,519.60
       43             11/25/2009           12/25/2009          41,242,133.47
       44             12/25/2009            1/25/2010          39,828,982.11
       45              1/25/2010            2/25/2010          38,463,441.72
       46              2/25/2010            3/25/2010          37,143,938.76
       47              3/25/2010            4/25/2010          35,868,952.27
       48              4/25/2010            5/25/2010          34,637,012.03
       49              5/25/2010            6/25/2010          33,446,693.21
       50              6/25/2010            7/25/2010          32,296,616.93
       51              7/25/2010            8/25/2010          31,185,448.85
       52              8/25/2010            9/25/2010          30,111,897.77
       53              9/25/2010           10/25/2010          29,063,167.06
       54             10/25/2010           11/25/2010          28,025,581.71
       55             11/25/2010           12/25/2010                     --
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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